Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statement on Form S-8 of Xpel, Inc. and subsidiaries of our report dated March 11, 2021, relating to the consolidated balance sheet as of December 31, 2020 and the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2020 and 2019 of Xpel, Inc. and subsidiaries which appears in the 2021 Annual Report on Form 10-K. /s/ Baker Tilly US, LLP Minneapolis, Minnesota July 11, 2022